PITOOEY! INC. ENGAGES CRYSTAL RESEARCH ASSOCIATES

Relationship To Enhance Visibility To Institutional Investors And Aggressive Growth Funds

Phoenix, AZ, March 07, 2013 /PRNewswire via COMTEX/ PITOOEY! Inc. (OTCBB: PTOO) (“The Company”) announced that it has engaged New York based Crystal Research Associates in an effort to increase its visibility to Wall Street, Institutional Investors and Aggressive Growth Fund Managers.

Pitooey! Inc. is a complete digital marketing agency comprised of three subsidiaries:  PITOOEY! Mobile Inc., Choice One Mobile Inc. & Rockstar Digital Inc., offering businesses unique service packages based on the client’s needs and desires.

Recently, Pitooey! Mobile Inc. created the first consumer-centric profile based search engine within a mobile app. The app, which can currently be found in Apple’s App Store, assists users in creating the most efficient, organized and rewarding business to consumer interaction experience ever. Upon login on the PITOOEY! app, users can create a personalized profile of their favorite businesses by utilizing the easy to use search and subscribe feature that enables you to receive deals and/or updates on those businesses. By users building their own customizable list, they will only receive deals and notifications from the companies on their lists which will eliminate unwanted promotions, emails and messages.

Current industry research reports that the mobile app market reached $8 Billion dollars in sales for 2012 and a recent research report by World Mobile Applications Market finds that the total global mobile app market is expected to reach $25 Billion by 2015.

Additionally, App store downloads have more than doubled in the last 12 months reaching a staggering 40 billion downloads. This number is expected to reach 55 billion downloads by mid-2013 further confirming the consistent uptrend the app market is expected to continue experiencing.

Jacob DiMartino, Pitoeey! Inc. CEO, stated, “As app and digital markets continue to show exponential growth, we have positioned our Company and its subsidiaries to take advantage of the synergistic opportunities that have recently become available in our industry space.” He also stated, “The engagement of Crystal Research will help give us the exposure necessary to various institutions and aggressive growth funds that seek growth companies in this space for their portfolios and growth funds. This eventually will help us with creating a broad shareholder base and shareholder valuation.”

About Pitooey! Inc.:

PITOOEY! Inc. is a complete digital marketing agency offering businesses unique service packages based on the clients desires. Based on these desires and what type of following or reach they would like to establish enables them to be filtered through three wholly owned subsidiaries in order to provide the perfect fit: PITOOEY! Mobile Inc., Choice One Mobile Inc. & Rockstar Digital Inc.

About Crystal Research Associates:

Crystal Research Associates was established in 2003 in response to the growing need for independent equity research and innovative thinking in today's highly competitive markets. Well known and highly respected on Wall Street and by the international financial media for providing consistent award-winning analyses and developing long-term relationships, Crystal Research Associates has quickly gained broad recognition among professional investors and its clientele as a quality provider of innovative, fact-driven research that reaches a wide spectrum of stakeholders and fund managers.

For more information on Pitooey! Inc. go to: www.pitooey.com

                                                                         www.choiceonemobile.com

                                                                         www.rockstar-digital.com

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Pitooey! Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Pitooey! Inc.'s ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Pitooey!Inc.'s filings with the Securities and Exchange Commission.

For further information contact:

Pitooey! Inc. Public Relations and Shareholder Information

Joseph M. Vazquez III

Phone: (800) 268-4557

Email: www.investorrelations.com